POOL CORPORATION DECLARES QUARTERLY CASH DIVIDEND
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COVINGTON, LA (March 1, 2013) Pool Corporation (NASDAQ/GSM: POOL) announced today that its Board of Directors declared a quarterly cash dividend of $0.16 per share. The dividend will be payable on March 27, 2013 to holders of record on March 13, 2013.

Pool Corporation is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOLCORP operates 312 sales centers in North America and Europe, through which it distributes more than 160,000 national brand and private label products to roughly 80,000 wholesale customers. For more information about POOLCORP, please visit www.poolcorp.com.

CONTACT:
Craig K. Hubbard
Investor Relations
985.801.5117
craig.hubbard@poolcorp.com